As filed with the Securities and Exchange Commission on March 28, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SELLAS Life Sciences Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-8099512
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7 Times Square, Suite 2503

New York, New York 10036

(646) 200-5278

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Angelos M. Stergiou, M.D., ScD h.c.

President and Chief Executive Officer

7 Times Square, Suite 2503

New York, New York 10036

(646) 200-5278

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel I. Papernik, Esq.

Daniel A. Bagliebter, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

919 Third Avenue

New York, New York 10022

(212) 935-3000

From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the Securities and Exchange Commission declares the registration statement effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 28, 2024

PROSPECTUS

13,029,316 Shares of Common Stock

The selling stockholders of SELLAS Life Sciences Group, Inc. (“SELLAS,” “we,” “us” or the “Company”) listed beginning on page 11 of this prospectus may offer and resell under this prospectus up to 13,029,316 shares of our Common Stock issuable upon exercise of warrants acquired by certain of the selling stockholders under the Purchase Agreement (defined below) (the “Warrants”). The selling stockholders acquired the Warrants from us pursuant to a Securities Purchase Agreement (the “Purchase Agreement”), dated March 15, 2024, by and among the Company and the investors listed therein (the “Investors”).

We are registering the resale of the shares of Common Stock covered by this prospectus as required by the Purchase Agreement. The selling stockholders will receive all of the proceeds from any sales of the shares offered hereby. We will not receive any of the proceeds, but we will incur expenses in connection with the offering. To the extent the Warrants are exercised for cash, if at all, we will receive the exercise price of the Warrants.

The selling stockholders may sell these shares through public or private transactions at market prices prevailing at the time of sale or at negotiated prices. The timing and amount of any sale are within the sole discretion of the selling stockholders. Our registration of the shares of Common Stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of the shares. For further information regarding the possible methods by which the shares may be distributed, see “Plan of Distribution” beginning on page 13 of this prospectus.

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “SLS.” The last reported sale price of our Common Stock on March 27, 2024 was $1.03 per share.

Investing in our Common Stock is highly speculative and involves a significant degree of risk. Please consider carefully the specific factors set forth under “Risk Factors” beginning on page 6 of this prospectus and in our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         , 2024

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholder named herein may, from time to time, offer and sell or otherwise dispose of the shares of our Common Stock (“Shares”) covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or Shares are sold or otherwise disposed of on a later date.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the Shares, you should refer to the registration statement including the exhibits. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

The selling stockholders named in this prospectus may sell up to 13,029,316 shares of our Common Stock issuable upon exercise of warrants to purchase shares of our Common Stock from time to time. This prospectus also covers any shares of Common Stock that may become issuable as a result of share splits, share dividends, or similar transactions. We have agreed to pay the expenses incurred in registering these shares, including legal and accounting fees.

We and the selling stockholders have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of Common Stock other than the Shares covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

This prospectus, including the documents incorporated by reference herein, include statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described in the section entitled “Risk Factors” beginning on page 6 of this prospectus and as described in Part I, Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 28, 2024, as updated by our subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in, or incorporated by reference into, this prospectus completely and with the understanding that future results may be materially different from and worse than what we expect. See the information included under the heading “Cautionary Note Regarding Forward-Looking Statements.”

Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus supplement, the accompanying prospectus and the information incorporated by referenced herein or therein to “SELLAS,” “the Company,” “we,” “us,” “our” and similar terms refer to SELLAS Life Sciences Group, Inc. and, where appropriate, our subsidiaries.

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PROSPECTUS SUMMARY

This summary description about us and our business highlights selected information contained elsewhere in this prospectus or incorporated by reference into this prospectus. It does not contain all the information you should consider before investing in our securities. Important information is incorporated by reference into this prospectus. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements,” together with the additional information described under “Information Incorporated by Reference.”

Overview

We are a late-stage clinical biopharmaceutical company focused on the development of novel therapeutics for a broad range of cancer indications. Our product candidates currently include galinpepimut-S, or GPS, a peptide immunotherapy directed against the Wilms tumor 1, or WT1, antigen, and SLS009 (formerly, GFH009), a highly selective small molecule cyclin-dependent kinase 9, or CDK9, inhibitor.

Galinpepimut-S

Our lead product candidate, GPS, is a cancer immunotherapeutic agent licensed from Memorial Sloan Kettering Cancer Center, or MSK, that targets the WT1 protein, which is present in 20 or more cancer types. Based on its mechanism of action as a directly immunizing agent, GPS has potential as a monotherapy or in combination with other immunotherapeutic agents to address a broad spectrum of hematologic, or blood, cancers, and solid tumor indications.

In January 2020, we commenced in the United States an open label randomized Phase 3 clinical trial, the REGAL study, for GPS monotherapy in patients with acute myeloid leukemia, or AML, in the maintenance setting after achievement of second complete remission, or CR2, following successful completion of second-line antileukemic therapy. Patients are randomized to receive either GPS or best available treatment, or BAT. We expect this study will be used as the basis for submission of a Biologics License Application, or BLA, subject to a statistically significant and clinically meaningful data outcome and agreement with the U.S. Food and Drug Administration, or the FDA. The primary endpoint of the REGAL study is overall survival, or OS. We planned to enroll approximately 125 to 140 patients at approximately 95 clinical sites in North America, Europe and Asia with a planned interim safety, efficacy and futility analysis after 60 events (deaths). In March 2024, we announced the completion of enrollment. Under our current assumptions with respect to enrollment and the estimated survival times for both the treated and control groups in the study, we believe, after discussions with our external statisticians and experts, that the planned interim analysis after 60 events (deaths) per the protocol will occur in the first half of 2024 and the final analysis after 80 events will occur by the end of 2024. Because these analyses are event driven, they are difficult to predict with any certainty and may occur at a different time than currently expected.

In December 2020, we entered into an exclusive license agreement with 3D Medicines Inc., or 3D Medicines, a China-based biopharmaceutical company developing next-generation immuno-oncology drugs, for the development and commercialization of GPS, as well as the Company’s next generation heptavalent immunotherapeutic GPS+, which is at preclinical stage, across all therapeutic and diagnostic uses in mainland China, Hong Kong, Macau and Taiwan, which we refer to as Greater China. We have retained sole rights to GPS and GPS+ outside of Greater China. In November 2022, we announced that we had agreed with 3D Medicines for 3D Medicines to participate in the REGAL study through the inclusion of approximately 20 patients from mainland China. Although the REGAL study has completed enrollment as announced in March 2024, in accordance with the predetermined statistical analysis plan, 3D Medicines may still enroll patients in mainland China. The timing of such participation and patient enrollment by 3D Medicines, if at all, cannot be predicted with certainty. In December 2023, we announced that we had commenced a binding arbitration proceeding against 3D Medicines to resolve a dispute regarding, among other things, the trigger and payment of relevant milestone payments due to us under the 3D Medicines Agreement. As of March 15, 2024, we have received an aggregate of $10.5 million in upfront and milestone payments under our license agreement with 3D Medicines, or the 3D Medicines Agreement, and a total of $191.5 million in potential future development, regulatory and sales milestones, not including future royalties, remains under the license agreement, which milestones are variable in nature and not under our control.

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In December 2018, pursuant to a Clinical Trial Collaboration and Supply Agreement, we initiated a Phase 1/2 multi-arm "basket" type clinical study of GPS in combination with Merck & Co., Inc.’s anti-PD-1 therapy, pembrolizumab (Keytruda®). In 2020, we, together with Merck, determined to focus on ovarian cancer (second or third line). In November 2022, we reported topline clinical and initial immune response data from this study, which showed that treatment with the combination of GPS and pembrolizumab compared favorably to treatment with anti-PD-1 therapy alone in a similar patient population. In November 2023, additional immunobiological and clinical data from the study was presented at the International Gynecologic Cancer Society 2023 Annual Global Meeting which showed a correlation between immune response and progression free survival, or PFS.

In February 2020, a Phase 1 open-label investigator-sponsored clinical trial of GPS, in combination with Bristol-Myers Squibb’s anti-PD-1 therapy, nivolumab (Opdivo®), in patients with malignant pleural mesothelioma, or MPM, who harbor relapsed or refractory disease after having received frontline standard of care multimodality therapy was commenced at MSK. Enrollment of a target total of 10 evaluable patients was completed at the end of 2022. We reported positive topline safety and efficacy data from this study in June 2023 and positive follow-up immune response and survival data in December 2023.

GPS was granted Orphan Drug Designations, or ODD, from the FDA, as well as orphan medicines designations from the European Medicines Agency, or EMA, for GPS in AML, MPM, and multiple myeloma, or MM, as well as Fast Track designations for AML, MPM, and MM from the FDA.

SLS009

On March 31, 2022, we entered into an exclusive license agreement, or the GenFleet Agreement, with GenFleet Therapeutics (Shanghai), Inc., or GenFleet, a clinical-stage biotechnology company developing cutting-edge therapeutics in oncology and immunology, that grants rights to us for the development and commercialization of SLS009, a highly selective small molecule CDK9 inhibitor, across all therapeutic and diagnostic uses worldwide, except for Greater China.

CDK9 activity has been shown to correlate negatively with OS in a number of cancer types, including hematologic cancers, such as AML and lymphomas, as well as solid cancers, such as osteosarcoma, pediatric soft tissue sarcomas, melanoma, endometrial, lung, prostate, breast and ovarian. As demonstrated in preclinical and clinical data, to date, SLS009’s high selectivity has the potential to reduce toxicity as compared to older CDK9 inhibitors and other next-generation CDK9 inhibitors currently in clinical development and to potentially be more efficacious.

We completed a Phase 1 dose-escalating clinical trial in the United States and China for SLS009 in mid-2023 and reported positive safety and efficacy data for both patient cohorts, that is relapsed and/or refractory AML and refractory lymphoma. We also established in the trial a recommended Phase 2 dose, or RP2D, of 60 mg for AML and 100 mg for lymphomas.

In the second quarter of 2023, we commenced an open label, single arm, multi-center Phase 2a clinical trial of SLS009 in combination with venetoclax and azacitidine, or aza/ven, in AML patients who failed or did not respond to treatment with venetoclax-based therapies. The Phase 2a trial is evaluating safety, tolerability and efficacy at two dose levels, 45 mg once weekly, and 60 mg once weekly or 30 mg twice a week.

In the fourth quarter of 2023, we announced the dosing of the first patient in a Phase 1b/2 open-label, single arm trial in relapsed/refractory, or r/r, peripheral T-cell lymphoma, or PTCL, which will enroll up to 95 patients to evaluate safety and efficacy and, based on results, may serve as a registrational study. This study is fully funded by GenFleet and is being conducted in China.

In March 2024, we announced positive topline data from the Phase 2a clinical trial of SLS009 in combination with aza/ven in r/r/ AML. A total of 21 patients were enrolled in the study as of March 15, 2024: 10 in the 45 mg safety cohort and 11 in the 60 mg cohort (30 mg twice a week or 60 mg once a week). Response rates observed in the three cohorts were 10% in the 45 mg once a week safety dose cohort (dose level below the RP2D), 20% in the 60 mg once a week dose cohort, and 50% in the 30 mg twice a week dose cohort. Additionally, we observed strong anti-leukemic activity, which is defined as 50% or more bone marrow blast reduction in 67% of patients across all dose levels. Median OS has not been reached in any of the cohorts and the first patient enrolled in the study who achieved a CR continues on the study and remains leukemia-free 9 months after enrollment. During the trial, we identified potential biomarkers currently undergoing testing as predictive markers in the most recent portion of the study. Patients with the identified biomarkers exhibited significantly higher response rates: 100% response rate at the optimal dose level (30 mg twice a week) and 57% response rate across all dose levels. Furthermore, we have clarified the proposed biological basis and mechanism of action for SLS009 activity in patients with these biomarkers. The relevant biomarkers are present in multiple hematologic and solid cancer indications, with a substantial proportion of patients exhibiting them in additional indications, ranging up to ~50% of patients in some indications.

SLS009 was granted ODD for AML and PTCL and Fast Track designations for r/r AML and r/r PTCL by the FDA.

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Recent Developments

January 2024 Registered Direct Offering

On January 4, 2024, we entered into Securities Purchase Agreements with certain investors (the “January Investors”), pursuant to which we agreed to issue and sell, in a registered direct offering by the Company directly to the January Investors (the “January Registered Offering”), (i) an aggregate of 10,130,000 shares of common stock and (ii) an aggregate of 1,870,000 pre-funded warrants exercisable for shares of common stock (the “January Pre-Funded Warrants”), together with warrants (the “January Common Warrants”) to purchase up to 12,000,000 shares of common stock, to the January Investors. Each share of common stock and accompanying January Common Warrant was sold at a combined offering price of $0.75, and each January Pre-Funded Warrant and accompanying January Common Warrant was sold at a combined offering price of $0.7499. Each January Common Warrant has an exercise price of $0.75 and was exercisable immediately on the issuance date and will expire five years from the issuance date. The aggregate gross proceeds to us from the January Registered Offering were approximately $9.0 million before deducting the placement agent’s fees and related offering expenses.

March 2024 Registered Direct Offering and Concurrent Private Placement

On March 15, 2024, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with institutional investors (the “Investors”), pursuant to which we agreed to issue and sell, in a registered direct offering by the Company directly to the Investors (the “Registered Offering”), (i) an aggregate of 11,000,000 shares of common stock and (ii) an aggregate of 2,029,316 pre-funded warrants exercisable for shares of common stock (the “Pre-Funded Warrants”) to the Investors. Each share of common stock was sold at an offering price of $1.535, and each Pre-Funded Warrant was sold at an offering price of $1.5349. In a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “Offerings”), we agreed to issue to the Investors warrants exercisable for up to an aggregate of 13,029,316 shares of common stock (the “Common Warrants”) at an exercise price of $1.41 per share. Each Common Warrant was exercisable immediately on the issuance date and will expire five years and six months from the issuance date. The aggregate gross proceeds to us from the Offerings were approximately $20.0 million before deducting the placement agent’s fees and related offering expenses.

Smaller reporting company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended, or the Exchange Act. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting Common Stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting Common Stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Risks Associated with Our Business

Our business and our ability to implement our business strategy are subject to numerous risks, as more fully described in the section entitled “Risk Factors” in this prospectus and in our most recent Annual Report on Form 10-K incorporated herein by reference. You should read these risks before you invest in our securities. We may be unable, for many reasons, including those that are beyond our control, to implement our business strategy.

Corporate Information

We were incorporated on April 3, 2006 in Delaware as Argonaut Pharmaceuticals, Inc. On November 28, 2006, we changed our name to RXi Pharmaceuticals Corporation and began operations January 2007. On September 26, 2011, we changed our name to Galena Biopharma, Inc. In December 2017, we completed a business combination with SELLAS Life Sciences Group, Ltd., and changed our name to “SELLAS Life Sciences Group, Inc.”

Our principal executive offices are located at 7 Times Square, Suite 2503, New York, NY 10036, and our phone number is (646) 200-5278. Our website address is www.sellaslifesciences.com. The information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into, this prospectus and should not be considered to be part of this prospectus.

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THE OFFERING

Shares of Common Stock that May be Offered by the Selling Stockholders	Up to 13,029,316 shares of Common Stock issuable upon exercise of the warrants.

Common Stock to be Outstanding Immediately after this Offering, Assuming Cash Exercise of the Warrants	69,296,986 shares of Common Stock.

Use of Proceeds	We will not receive any proceeds from the sale of the Common Stock by the selling stockholders. However, if all of the Warrants were exercised for cash, we would receive gross proceeds of approximately $18.4 million. We currently intend to use such proceeds to advance our clinical programs and for working capital and general corporate purposes.

Offering Price	The selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

Nasdaq Capital Market Symbol	SLS

Risk Factors	Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus, and any other risk factors described in the documents incorporated by reference herein, for a discussion of certain factors to consider carefully before deciding to invest in our Common Stock.

The number of shares of our Common Stock shown issued and outstanding in the table above is based on 56,267,670 shares of our Common Stock outstanding as of March 25, 2024 and excludes:

•	2,267,670 shares of Common Stock issuable upon exercise of outstanding options;

•	766,641 shares of Common Stock issuable upon vesting of outstanding restricted stock units; and

•	warrants outstanding for the purchase of an aggregate of 41,801,843 shares of Common Stock.

Throughout this prospectus, when we refer to the shares of our Common Stock being registered on behalf of the selling stockholders for offer and sale, we are referring to the shares of Common Stock sold to the selling stockholders, as well as the shares of Common Stock issuable upon exercise of the Warrants, each as described under “The Offering” and “Selling Stockholders.” When we refer to the selling stockholders in this prospectus, we are referring to the selling stockholders identified in this prospectus and, as applicable, their donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer.

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RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully consider and evaluate all of the information contained in this prospectus and in the documents we incorporate by reference into this prospectus before you decide to purchase our securities. In particular, you should carefully consider and evaluate the risks and uncertainties described under the heading “Risk Factors” in our most recent Annual Report on Form 10-K. Each of the risks described in these sections and documents could materially and adversely affect our business, financial condition, results of operations and prospects, and could result in a partial or complete loss of your investment.

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THE PRIVATE PLACEMENT

On March 15, 2024, we entered into the Purchase Agreement with the Investors, pursuant to which we issued and sold, in a registered direct offering directly to the Investors (the “Registered Offering”), (i) an aggregate of 11,000,000 shares of our common stock at an offering price of $1.535 per share and (ii) an aggregate of 2,029,316 pre-funded warrants exercisable for shares of common stock (the “Pre-Funded Warrants”) at an offering price of $1.5349 per Pre-Funded Warrant, for net proceeds of approximately $18.4 million after deducting the placement agent’s fee and estimated offering expenses payable by us.

In a concurrent private placement (the “Private Placement” and together with the Registered Offering, the “Offerings”), we agreed to issue to the Investors who participated in the Registered Offering Warrants exercisable for an aggregate of 13,029,316 shares of Common Stock at an exercise price of $1.41 per share. Each Warrant was exercisable immediately on the issuance date and will expire five years and six months from the issuance date.

In connection with the Offerings, we entered into a placement agency agreement (the “Placement Agent Agreement”) with A.G.P./Alliance Global Partners (the “Placement Agent”), pursuant to which the Placement Agent acted as the exclusive placement agent in connection with the Offerings. Pursuant to the Placement Agent Agreement, we agreed to pay the Placement Agent a fee equal to 7.0% of the aggregate gross proceeds from the Offerings.

Pursuant to the terms of the Purchase Agreement, we agreed to use commercially reasonable efforts to cause a registration statement providing for the resale by holders of shares of our Common Stock issuable upon the exercise of the Warrants, to become effective 30 days (or, in the event of a “full review” by the SEC, within 60 days) following the closing of the Offerings and to keep such registration statement effective at all times.

The foregoing descriptions of the form of Purchase Agreement, the Placement Agent Agreement and the form of Warrant are not complete and are subject to and qualified in their entirety by reference to the form of Purchase Agreement, the form of Placement Agent Agreement and the form of Warrant, respectively, copies of which are attached as Exhibits 1.1, 4.2 and 10.1, respectively, to the Current Report on Form 8-K dated March 15, 2024, and are incorporated herein by reference.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements about us and our industry that involve substantial risks and uncertainties.  All statements other than statements of historical facts contained in this prospectus, the applicable prospectus supplement, and the documented incorporated by reference, including statements regarding our future financial condition, business strategy and plans, and objectives of management for future operations, are forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “aim,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “design,” “due,” “estimate,” “expect,” “goal,” “intend,” “may,” “objective,” “plan,” “predict,” “positioned,” “potential,” “seek,” “should,” “target,” “will,” “would” and other similar expressions that are predictions of or indicate future events and future trends, or the negative of these terms or other comparable terminology.

We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs.  These forward-looking statements are subject to a number of known and unknown risks, uncertainties and assumptions, including risks described in the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and incorporated by reference in this prospectus, as the same may be amended, supplemented or superseded by the risks and uncertainties described under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus, regarding, among other things:

•	our future financial and business performance;

•	strategic plans for our business and product candidates;

•	our ability to develop or commercialize products;

•	the expected results and timing of clinical trials and nonclinical studies;

•	our ability to comply with the terms of our license agreements;

•	developments and projections relating to our competitors and industry;

•	our expectations regarding our ability to obtain, develop and maintain intellectual property protection and not infringe on the rights of others;

•	our ability to retain and attract highly-skilled executive officers and employees;

•	our future capital requirements and the timing of those requirements and sources and uses of cash;

•	our ability to obtain funding for our operations;

•	changes in applicable laws or regulations;

•	risks associated with preclinical or clinical development and trials;

•	changes in the assumptions underlying our expectations regarding our future business or business model;

•	our ability to develop, manufacture and commercialize product candidates;

•	general economic, financial, legal, political and business conditions and changes in domestic and foreign markets;

•	changes in applicable laws or regulations;

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•	the impact of natural disasters, including climate change, and the impact of health epidemics, on our business;

•	the size and growth potential of the markets for our products, and our ability to serve those markets;

•	market acceptance of our planned products;

•	our ability to raise capital;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties set forth herein in the section entitled “Risk Factors.”

These risks are not exhaustive.  Other sections of this prospectus, the applicable prospectus supplement, or the documents incorporated herein by reference may include additional factors that could harm our business and financial performance.  Moreover, we operate in a very competitive and rapidly changing environment.  New risk factors emerge from time to time, and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events.  We cannot assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur.  Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.  Except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus or to conform these statements to actual results or to changes in our expectations.

You should carefully read this prospectus, and the applicable prospectus supplement, together with the information incorporated herein by reference as described under the heading “Incorporation by Reference,” as well as the documents filed as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and achievements may be materially different from what we expect.  We qualify all of our forward-looking statements by these cautionary statements.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of Common Stock by the selling stockholders named in this prospectus, and the selling stockholders will receive all of the proceeds from this offering.

We may receive up to approximately $18.4 million in aggregate gross proceeds from cash exercises of the Warrants, based on the per share exercise price of the Warrants. Any proceeds we receive from the exercise of the Warrants will be used to advance our clinical programs and for working capital and general corporate purposes. The holders of the Warrants are not obligated to exercise their Warrants, and we cannot predict whether holders of the Warrants will choose to exercise all or any of their Warrants.

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SELLING STOCKHOLDERS

This prospectus relates to the sale or other disposition of up to 13,029,316 shares of Common Stock issuable to the selling stockholders upon exercise of the Warrants by the selling stockholders named below, and their donees, pledgees, transferees or other successors-in-interest selling shares of Common Stock or interests in shares of Common Stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer. The shares of Common Stock covered hereby were issued by us in the Private Placement. See “The Private Placement” beginning on page 7 of this prospectus.

The table below sets forth information as of March 25, 2024, to our knowledge, for the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of the shares of Common Stock held by the selling stockholders. The second column lists the number of shares of Common Stock and percentage beneficially owned by the selling stockholders as of March 25, 2024. The third column lists the maximum number of shares of Common Stock that may be sold or otherwise disposed of by the selling stockholders pursuant to the registration statement of which this prospectus forms a part. The selling stockholders may sell or otherwise dispose of some, all or none of their shares. Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares of our Common Stock as to which a stockholder has sole or shared voting power or investment power, and also any shares of our Common Stock which the stockholder has the right to acquire within 60 days of March 25, 2024. The percentage of beneficial ownership for the selling stockholders is based on 56,267,670 shares of our Common Stock outstanding as of March 25, 2024, and the number of shares of our Common Stock issuable upon exercise or conversion of convertible securities that are currently exercisable or convertible or are exercisable or convertible within 60 days of March 25, 2024, beneficially owned by the applicable selling stockholder. Except as described below, to our knowledge, none of the selling stockholders has been an officer or director of ours or of our affiliates within the past three years or has any material relationship with us or our affiliates within the past three years. Our knowledge is based on information provided by the selling stockholders in connection with the filing of this prospectus, as well as information obtained from relevant Schedule 13D and 13G filings.

The shares of Common Stock being covered hereby may be sold or otherwise disposed of from time to time during the period the registration statement of which this prospectus is a part remains effective, by or for the account of the selling stockholders. After the date of effectiveness of such registration statement, the selling stockholders may sell or transfer, in transactions covered by this prospectus or in transactions exempt from the registration requirements of the Securities Act, some or all of their Common Stock.

Under the terms of the Warrants, the selling stockholders may not exercise the Warrants to the extent such exercise would cause such selling stockholders, together with their respective affiliates and attribution parties, to beneficially own a number of shares of Common Stock which would exceed 4.99% (or for certain holders, 9.99%) of our then outstanding Common Stock following such exercise, excluding for purposes of such determination shares of Common Stock issuable upon exercise of the Warrants which have not been exercised. The number of shares in the second column does not reflect this limitation.

Information about the selling stockholders may change over time. Any changed information will be set forth in an amendment to the registration statement or supplement to this prospectus, to the extent required by law.

	Shares of Common Stock Beneficially Owned Prior to this Offering		Number of Shares of Common Stock Being Offered Hereby	Shares of Common Stock Beneficially Owned After this Offering
Selling Stockholder	Number (1)	% (2)		Number (3)	% (3)
Highbridge Tactical Credit Master Fund, L.P. (4)	10,816,161	16.1	5,322,222	5,493,939	7.9
Highbridge Tactical Credit Institutional Fund, Ltd.(5)	2,448,551	4.1	1,192,436	1,256,115	1.8
Anson Investments Master Fund LP(6)	10,862,866	16.2	5,081,433	5,781,433	8.3
Anson East Master Fund LP (7)	3,041,450	5.1	1.433,225	1,608,225	2.3

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*	Less than one percent

(1)	The shares of Common Stock underlying warrants are convertible or exercisable within 60 days of March 25, 2024.

(2)	Based on a denominator equal to the sum of (i) 56,267,670 shares of our Common Stock outstanding on March 25, 2024, and (ii) the number of shares of our Common Stock issuable upon exercise or conversion of convertible securities that are currently exercisable or convertible or are exercisable or convertible within 60 days of March 25, 2024 beneficially owned by the applicable selling stockholder.

(3)	Assumes that (i) all of the shares of Common Stock to be registered by the registration statement of which this prospectus is a part are sold in this offering and (ii) the selling stockholders do not acquire additional shares of our Common Stock after the date of this prospectus and prior to completion of this offering. The percentage of beneficial ownership after the offering is based on 69,296,986 shares of Common Stock, consisting of (a) 56,267,670 shares of our Common Stock outstanding on March 25, 2024, and (b) the 13,029,316 shares of our Common Stock underlying the Warrants offered under this prospectus.

(4)	Consists of 10,816,161 shares of Common Stock issuable upon the exercise of warrants. Highbridge Capital Management, LLC is the trading manager of Highbridge Tactical Credit Master Fund, L.P. Highbridge Tactical Credit Master Fund, L.P. disclaims beneficial ownership over these shares of Common Stock. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of Highbridge Tactical Credit Master Fund, L.P. is c/o Maples Corporate Services Limited #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(5)	Consists of 2,448,551 shares of Common Stock issuable upon the exercise of warrants. Highbridge Capital Management, LLC is the trading manager of Highbridge Tactical Credit Institutional Fund, Ltd. Highbridge Tactical Credit Institutional Fund, Ltd. disclaims beneficial ownership over these shares of Common Stock. The address of Highbridge Capital Management, LLC is 277 Park Avenue, 23rd Floor, New York, NY 10172, and the address of Highbridge Tactical Credit Institutional Fund, Ltd. is c/o Maples Corporate Services Limited #309 Ugland House, South Church Street, George Town, Grand Cayman KY1-1104, Cayman Islands.

(6)	Consists of (i) 4,290,000 shares of Common Stock and (ii) 6,572,866 shares of Common Stock issuable upon the exercise of warrants. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson Investments Master Fund LP (“Anson”), hold voting and dispositive power over the shares of Common Stock held by Anson. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares of Common Stock except to the extent of their pecuniary interest therein. The principal business address of Anson is Maple Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KYI-1104, Cayman Islands.

(7)	Consists of (i) 1,210,000 shares of Common Stock and (ii) 1,831,450 shares of Common Stock issuable upon the exercise of warrants. Anson Advisors Inc and Anson Funds Management LP, the Co-Investment Advisers of Anson East Master Fund LP (“Anson East”), hold voting and dispositive power over the shares of Common Stock held by Anson East. Tony Moore is the managing member of Anson Management GP LLC, which is the general partner of Anson Funds Management LP. Moez Kassam and Amin Nathoo are directors of Anson Advisors Inc. Mr. Moore, Mr. Kassam and Mr. Nathoo each disclaim beneficial ownership of these shares of Common Stock except to the extent of their pecuniary interest therein. The principal business address of Anson East is Maple Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KYI-1104, Cayman Islands.

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PLAN OF DISTRIBUTION

We are registering the shares of Common Stock issuable upon exercise of the Warrants to permit the resale of these shares of Common Stock by the holders thereof and holders of the shares of Common Stock and Warrants from time to time after the date of this prospectus. We will receive proceeds in connection with the applicable exercise price of the Warrants to purchase shares of our Common Stock. Other than such exercise price, we will not receive any of the proceeds from the sale by the selling stockholders of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

Each selling stockholder of the securities and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on The Nasdaq Capital Market or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed, prevailing market prices at the time of sale, prices related to such prevailing market prices, varying prices determined at the time of sale or negotiated prices. A selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the securities or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

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The Selling Stockholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by either of the Selling Stockholders that a donee, pledgee, transferee, other successor- in-interest intends to sell our Shares, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling stockholder.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus.

The underwriters, broker-dealers and agents that may engage in transactions with us or the Selling Stockholders, may have banking, lending or other relationships with us or perform services for us or the Selling Stockholders, in the ordinary course of business.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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LEGAL MATTERS

The validity of the shares of Common Stock offered in this prospectus has been passed upon for us by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York.

EXPERTS

The consolidated financial statements of SELLAS Life Sciences, Group, Inc. (the “Company”) incorporated in this Prospectus by reference from the Annual Report on Form 10-K of the Company for the year ended December 31, 2023, have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph related to a going concern emphasis), which is incorporated herein by reference. Such consolidated financial statements are incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We are subject to the information requirements of the Exchange Act and we therefore file periodic reports, proxy statements and other information with the SEC relating to our business, financial statements and other matters. The reports, proxy statements and other information we file may be inspected and copied at prescribed rates at the SEC's Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains reports, proxy and information statements and other information regarding issuers like us that file electronically with the SEC. The address of the SEC's website is http://www.sec.gov.

This prospectus constitutes part of a registration statement filed under the Securities Act with respect to the shares of Common Stock covered hereby. As permitted by the SEC's rules, this prospectus omits some of the information, exhibits and undertakings included in the registration statement. You may read and copy the information omitted from this prospectus but contained in the registration statement, as well as the periodic reports and other information we file with the SEC, at the public reference room and website of the SEC referred to above. You may also access our filings with the SEC on our website, which is located at http://www.sellaslifesciences.com. The information contained on our website is not part of this prospectus.

Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or other document filed or incorporated by reference as an exhibit to the registration statement or as an exhibit to our Exchange Act filings, each such statement being qualified in all respects by such reference.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC.  You should read the information incorporated by reference because it is an important part of this prospectus and the applicable prospectus supplement.  Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus and the applicable prospectus supplement.  We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No.  001-33958):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2024; and

•	the description of our Common Stock set forth in our registration statement on Form 8-A, filed with the SEC on February 8, 2008, as amended on February 12, 2008, including any further amendments thereto or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than the portions of current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Common Stock made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC.  Information in such future filings updates and supplements the information provided in this prospectus and any applicable prospectus supplement.  Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to each person, including any beneficial owner, to whom a prospectus and applicable prospectus supplement is delivered, upon written or oral request, a copy of any or all of the documents incorporated by reference into this prospectus but not delivered with the prospectus and applicable prospectus supplement, including exhibits that are specifically incorporated by reference into such documents.  You should direct any requests for documents to SELLAS Life Sciences Group, Inc., Attention:  Corporate Secretary, 7 Times Square, Suite 2503, New York, NY 10036.  Our phone number is (646) 200-5278.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference into this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth all costs and expenses payable by the Registrant, in connection with the sale of the securities being registered under this registration statement. All amounts shown are estimates except for the Securities and Exchange Commission, or SEC, registration fee.

Amount
SEC registration fee	$2,048.13
Legal fees and expenses	$25,000.00
Accounting fees and expenses	$7,500
Total	$34,548.13

Item 15.	Indemnification of Directors and Officers.

As permitted by Section 102 of the Delaware General Corporation Law, we have adopted provisions in our amended and restated certificate of incorporation and amended and restated bylaws, each as amended, which limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our amended and restated certificate of incorporation also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws, as amended, provide that:

•	we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.

Our amended and restated certificate of incorporation and bylaws, each as amended, which are filed as Exhibits 3.1 and 3.2 to our Annual Report on Form 10-K, provide for the indemnification provisions described above and elsewhere herein. We have entered into separate indemnification agreements with our directors and officers that may be broader than the specific indemnification provisions contained in the Delaware General Corporation Law. These indemnification agreements generally require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also generally require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

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We have entered into indemnification agreements with our directors and executive officers, in addition to the indemnification provided for in our amended and restated certificate of incorporation and amended and restated bylaws, and intend to enter into indemnification agreements with any new directors and executive officers in the future.

We have purchased and currently intend to maintain insurance on behalf of each and every person who is or was a director or officer of our company against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

Item 16.	Exhibits.

The following exhibits are filed as part of this Registration Statement on Form S-3 or are incorporated herein by reference.

Exhibit Number	Description

1.1	Form of Placement Agent Agreement (incorporated by reference to an exhibit to our Current Report on Form 8-K, filed on March 15, 2024).

4.1	Form of Common Warrant (incorporated by reference to an exhibit to our Current Report on Form 8-K, filed on March 15, 2024).

5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

10.1	Form of Securities Purchase Agreement, dated March 15, 2024, by and among the Company and the purchasers party thereto (incorporated by reference to an exhibit to our Current Report on Form 8-K, filed on March 15, 2024).

23.1*	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (contained in Exhibit 5.1 hereto).

24.1*	Powers of Attorney (included in the signature page of this registration statement).

107*	Filing Fee Table

* Filed herewith.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

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(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York, on March 28, 2024.

SELLAS LIFE SCIENCES GROUP, INC.

By:	/s/ Angelos M. Stergiou
Angelos M. Stergiou, M.D., ScD h.c
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints Angelos M. Stergiou and John T. Burns, and each of them singly, as such person’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this registration statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that any said attorney-in-fact and agent, or any substitute or substitutes of any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Angelos M. Stergiou, M.D., ScD h.c. Angelos M. Stergiou, M.D., ScD h.c.	President, Chief Executive Officer and Director (Principal Executive Officer)	March 28, 2024
/s/ John T. Burns John T. Burns	Senior Vice President, Chief Financial Officer (Principal Financial and Accounting Officer)	March 28, 2024

/s/ Jane Wasman Jane Wasman	Chair of the Board of Directors	March 28, 2024

/s/ David Scheinberg, M.D., Ph.D. David Scheinberg, M.D., Ph.D.	Director	March 28, 2024

/s/ Robert Van Nostrand Robert Van Nostrand	Director	March 28, 2024

/s/ John Varian John Varian	Director	March 28, 2024

/s/ Katherine Kalin Katherine Kalin	Director	March 28, 2024

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